U.S. SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549



                         FORM 8 - K



      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):  May 26, 1998



                   BSD MEDICAL CORPORATION


               Commission file number 0-10783


          DELAWARE                        75-1590407
 (State of Incorporation)     (IRS Employer Identification Number)



     2188 West 2200 South
     Salt Lake City, Utah                      84119
(Address of principal executive offices)     (Zip Code)



Registrant's  telephone number, including area  code:   (801) 972-5555

                 CURRENT EVENTS ON FORM 8-K


ITEM 5.  OTHER EVENTS

On May 26, 1998, the attached press release was issued regarding a joint settlement agreement between Urologix, Inc., BSD Medical Corporation and TherMatrx, Inc.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

  No exhibits are being filed with this Form 8-K.

For Immediate Release

   Urologix, Inc., BSD Medical Corp., and TherMatrx, Inc.
            Jointly Announce Settlement Agreement

   MINNEAPOLIS, SALT LAKE CITY, and LAKE FOREST, Ill., May 26, 1998 -- Urologix, Inc. (Nasdaq: ULGX); BSD Medical Corporation (OTCBB: BSDM); and TherMatrx, Inc. jointly announced today that they have entered into a Settlement Agreement resolving their current litigation, entitled Urologix, Inc. v. BSD Medical Corporation, et al., Case No. 4-96-647.

   Pursuant to the Settlement Agreement, Urologix has paid BSD and TherMatrx a total of $5 million, the parties have executed mutual releases, and the parties have jointly filed a Notice of Dismissal With Prejudice of the pending litigation. Under the terms of the Settlement, Urologix will maintain its non-exclusive license to certain patents owned by TherMatrx and BSD pertaining to transurethral insertable applicators and systems for the treatment of benign prostatic hyperplasia
(BPH) and other urological conditions. The non-exclusive license is now fully paid-up, irrevocable, perpetual, non-cancelable, and non-terminable under all circumstances.

  Urologix, Inc., based in Minneapolis, develops, manufactures and markets minimally invasive medical devices for the treatment of urological diseases. BSD Medical Corporation, based in Salt Lake City, Utah, is the leading developer and manufacturer of hyperthermia systems for cancer therapy. TherMatrx, Inc., a Delaware corporation headquartered in Lake Forest, Illinois, was formed by BSD and Oracle Strategic Partners, L.P. of New York, N.Y. in November of 1997 to focus on minimally invasive treatments of urological diseases, specifically benign prostatic hyperplasia (BPH).

   Statements contained in this press release which are not historical facts are forward looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission.

                           ######

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              BSD MEDICAL CORPORATION


Date:  June 4, 1998           By: /s/  Paul F. Turner
                                Paul F. Turner
                                Chairman of the Board, Acting
                                President, and Senior Vice
                                President of Research